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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          NEW ENGLAND BANCSHARES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



           UNITED STATES                          (Being applied for)
           -------------                          -------------------
(State of incorporation or organization)    (IRS Employer Identification No.)


660 Enfield Street, Enfield, Connecticut                06082
----------------------------------------                -----
(Address of principal executive offices)              (Zip Code)


  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
  Exchange Act and is effective            Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(d), please check the following
  box. |_|                                 box. |X|


Securities Act registration statement file number to which this form relates:
333-82856.
---------


Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                    ----------------------------------------
                                (Title of class)




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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the Registrant's securities to be registered is incorporated herein by reference to the portion of the Prospectus under the heading "Description of Capital Stock of New England Bancshares," filed on February 15, 2002 as part of the Registrant's Registration Statement on Form SB-2, No. 333-82856.

ITEM 2.     EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Charter

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, No. 333-82856, filed on February 15, 2002.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, No. 333-82856, filed on February 15, 2002.

            (c)   Amended Plan of Reorganization and Stock Issuance

                  Incorporated by reference to Exhibit 2.0 to Registrant's Registration Statement on Form SB-2, No. 333-82856, filed on February 15, 2002.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Registrant's Registration Statement on Form SB-2, No. 333-82856, filed on February 15, 2002.



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      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     NEW ENGLAND BANCSHARES, INC.
                                     ----------------------------
                                     (Registrant)


Date: March 27, 2002             By: /s/ David J. O'Connor
      ---------------------          -----------------------------------------
                                     David J. O'Connor
                                     President, Chief Executive Officer
                                      and Director
                                     (principal executive officer and
                                     principal financial and accounting officer)